Exhibit 24 Confirming Statement

POWER OF ATTORNEY

 I, Stephen Goldsmith, a director of Arcadia Resources, Inc. (the "Corporation"), hereby authorize and designate each of Matthew R. Middendorf and David C. Wright, my agent and attorney-in-fact, with full power of substitution, to:

 (1)   prepare and sign on my behalf any Form 3, Form 4 or Form 5 under
  Section 16 of the Securities Exchange Act of 1934 and file the same with the Securities and Exchange Commission and each stock
exchange on    which the Corporation's stock is listed;

 (2)   prepare and sign on my behalf any Form 144 Notice under the
Securities    Act of 1933 and file the same with the Securities and
Exchange     Commission; and

 (3)   do anything else necessary or proper in connection with the foregoing.

 This power of attorney shall remain in effect as long as I am subject to Section
16 with respect to the Corporation, and shall not be affected by my subsequent disability or incompetence.

 Dated:  December 7, 2009  Signed:  /s/ Stephen Goldsmith